As filed with the Securities and Exchange Commission on May 16, 2006

                                           Registration No. 333-

                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8
                           Registration Statement
                                    under
                         The Securities Act of 1933


                           NEWELL RUBBERMAID INC.

           (Exact name of registrant as specified in its charter)

                    DELAWARE                           36-3514169
                    --------                           ----------
                                                    (I.R.S. employer
          (State or other jurisdiction            identification no.)
               of incorporation or
                  organization)

                                10B Glenlake Parkway
                                      Suite 300
                               Atlanta, Georgia 30328
            (Address of principal executive offices, including zip code)

                 NEWELL RUBBERMAID INC. EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of the plan)

                                 Dale L. Matschullat
                Vice President-General Counsel & Corporate Secretary
                                10B Glenlake Parkway
                                      Suite 300
                               Atlanta, Georgia 30328
                       (Name and address of agent for service)

                                   (770) 407-3830
            (Telephone number, including area code, of agent for service)

                                   With a copy to:
                                 Lauralyn G. Bengel
                                  Schiff Hardin LLP
                                  6600 Sears Tower
                               Chicago, Illinois 60606
                                   (312) 258-5500


                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

                                                                    PROPOSED            PROPOSED
                                                   AMOUNT           MAXIMUM             MAXIMUM
                                                   TO BE         OFFERING PRICE        AGGREGATE            AMOUNT OF
   TITLE OF SECURITIES TO BE REGISTERED          REGISTERED        PER SHARE         OFFERING PRICE      REGISTRATION FEE
   -----------------------------------           ----------      --------------      --------------     -----------------
   Common Stock, par value $1.00 per share       5,000,000         $27.37 (1)       $136,850,000 (1)      $14,642.95 (1)
   (including Common Stock Purchase Rights)

   Interests in the Plan                            (2)               (2)                 (2)                  (2)




   (1) Estimated on the basis of $27.37 per share, the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on May 12, 2006. (See Rules 457(c) and 457(h) of the Securities Act of 1933.)

   (2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein for which no separate fee is required.

   (3) Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by the Registrant are incorporated herein by reference:


        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

        (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

        (c)  All other reports filed by the Registrant pursuant to
             Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of 2005.

        (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-B filed on June 30, 1987.

        (e) The description of the Registrant's Rights contained in the Registration Statement on Form 8-A/A filed on October 27, 2003.

        All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein to be a part hereof from the date of filing of such documents.

   ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.

   ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

   ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 102 of the Delaware law allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. The Registrant Charter contains a provision which eliminates directors' personal liability as set forth above.

        The Charter and the Bylaws of the Registrant provide in effect that the Registrant shall indemnify its directors and officers to the extent permitted by the Delaware law. Section 145 of the Delaware law provides that a Delaware corporation has the power to indemnify its directors, officers, employees and agents in certain circumstances.

        Subsection (a) of Section 145 of the Delaware law empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys'
   fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe that his or her conduct was unlawful.

        Subsection (b) of Section 145 of the Delaware law empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        Section 145 further provides that to the extent that a director or officer or employee of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections
   (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the party seeking indemnification may be entitled; and the corporation is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145; and that, unless indemnification is ordered by a court, the determination that indemnification under subsections (a) and (b) of Section 145 is proper because the director, officer, employee or agent has met the applicable standard of conduct under such subsections shall be made by (1) a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

        The Registrant has in effect insurance policies for general officers' and directors' liability insurance covering all of the Registrant's officers and directors. The Registrant also has entered into indemnification agreements with each of its officers and directors that provide that the officers and directors will be entitled to their indemnification rights as they existed at the time they entered into the agreements, regardless of subsequent changes in the Registrant's indemnification policy.

        Pursuant to an Agreement and Plan of Merger by and between Newell Co., Rooster Company and Rubbermaid Incorporated dated as of October 20, 1998 (the "Merger Agreement"), the Registrant will, to the fullest extent not prohibited by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of the merger agreement, or who becomes prior to the Effective Time (as defined in the Merger Agreement), an officer, director or employee of Rubbermaid or any of its subsidiaries against any losses, expenses, claims, damages or liabilities (1) arising out of acts or omissions occurring at or prior to the Effective Time that are based on or arising out of the fact that such person is or was a director, officer or employee of Rubbermaid or any of its subsidiaries or served as a fiduciary under or with respect to any Rubbermaid employee benefit plan and (2) to the extent they are based on or arise out of the transactions contemplated by the Merger Agreement.

   ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

   ITEM 8.  EXHIBITS.

        The Exhibits filed herewith or incorporated by reference herein are set forth on the Exhibit Index filed as part of this Registration Statement.

   ITEM 9.  UNDERTAKINGS

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
   Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to
   Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES


        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 10th day of May, 2006.

                                      NEWELL RUBBERMAID INC.
                                      (Registrant)


                                      By:  /s/  Mark D. Ketchum
                                           --------------------
                                           Mark D. Ketchum
                                           President and Chief
                                           Executive Officer


        Each person whose signature appears below appoints J. Patrick Robinson, Ronald L. Hardnock and Dale L. Matschullat, or any one of them, as such person's true and lawful attorneys to execute in the name of each such person, and to file, any pre-effective or post-effective amendments to this Registration Statement that any of such attorneys shall deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission with respect thereto, in connection with this Registration Statement, which amendments may make such changes in such Registration Statement as any of the above-named attorneys deems appropriate, and to comply with the undertakings of the Registrant made in connection with this Registration Statement; and each of the undersigned hereby ratifies all that any of said attorneys shall do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                     TITLE              DATE
               ---------                     -----              ----

    /s/ Mark D. Ketchum             President and Chief     May 10, 2006
    ------------------------------  Executive Officer
    Mark D. Ketchum                 (Principal Executive
                                    Officer) and Director

               SIGNATURE                     TITLE              DATE
               ---------                     -----              ----

    /s/ J. Patrick Robinson         Vice President - Chief  May 10, 2006
    ------------------------------  Financial Officer
    J. Patrick Robinson             (Principal Financial
                                    Officer)

    /s/ Ronald L. Hardnock          Vice President -        May 10, 2006
    ------------------------------  Corporate Controller
    Ronald L. Hardnock              (Principal Accounting
                                    Officer)

    /s/ Thomas E. Clarke                   Director         May 10, 2006
    ------------------------------
    Thomas E. Clarke


    /s/ Scott S. Cowen                     Director         May 10, 2006
    ------------------------------
    Scott S. Cowen


    /s/ Michael T. Cowhig                  Director         May 10, 2006
    ------------------------------
    Michael T. Cowhig


    /s/ William D. Marohn            Chairman of the Board  May 10, 2006
    ------------------------------       and Director
    William D. Marohn


    /s/ Elizabeth Cuthbert Millett         Director         May 10, 2006
    ------------------------------
    Elizabeth Cuthbert Millett


    /s/ Cynthia A. Montgomery              Director         May 10, 2006
    ------------------------------
    Cynthia A. Montgomery


    /s/ Allan P. Newell                    Director         May 10, 2006
    ------------------------------
    Allan P. Newell


    /s/ Steven J. Strobel                  Director         May 10, 2006
    ------------------------------
    Steven J. Strobel

               SIGNATURE                     TITLE              DATE
               ---------                     -----              ----

    /s/ Gordon R. Sullivan                 Director         May 10, 2006
    ------------------------------
    Gordon R. Sullivan


    /s/ Raymond G. Viault                                   May 10, 2006
    ------------------------------         Director
    Raymond G. Viault

        THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Registration
   Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 10, 2006.

                                 NEWELL RUBBERMAID INC.
                                 EMPLOYEE STOCK PURCHASE PLAN


                                 By:  /s/ Thomas E. Clarke
                                      --------------------------
                                      Thomas E. Clarke
                                      Chairman, Organizational
                                      Development & Compensation
                                      Committee

                              INDEX TO EXHIBITS


        Exhibit
        Number      Exhibit
        -------     -------

           4 Rights Agreement, dated as of August 6, 1998, between the Company and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 4 to the Company's Current Report on Form 8-K dated August 6, 1998, File No. 001-09608), as amended by a First Amendment to Rights Agreement effective as of September 29, 2003, between the Company and The Bank of New York, as Rights Agent (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form 8-A/A, filed October 27,
                    2003).

          23        Consent of Ernst & Young LLP.

          24 Power of Attorney (set forth on the signature page).